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As filed with the Securities and Exchange Commission on October 10, 2003.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DigitalNet Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	52-2339233 (I.R.S. Employer Identification No.)
2525 Network Place, Herndon, Virginia (Address of principal executive offices)	20171 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-107764

Securities to be registered pursuant to Section 12(g) of the Act

Common Stock, $0.001 par value per share (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of the Registrant's Securities to be Registered

        The description of the common stock, $0.001 par value per share, of DigitalNet Holdings, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-107764) filed by the Registrant with the Securities and Exchange Commission on August 8, 2003, as amended, which is incorporated herein by reference as Exhibit 1.

Item 2.    Exhibits

        The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement on Form S-1 (No. 333-107764) and are hereby incorporated herein by reference:

1.
Registration Statement on Form S-1 (No. 333-107764) filed on August 8, 2003, as amended.

2.
Form of Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333-107764)).

3.
Form of Amended and Restated Bylaws of the Registrant (Exhibit 3.2 to the Registration Statement on Form S-1 (No. 333-107764)).

4.
Form of certificate of common stock of the Registrant, $0.001 par value (Exhibit 4.1 to the Registration Statement on Form S-1 (No. 333-107764)).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 10, 2003

DigitalNet Holdings, Inc.

By:	/s/ KEN S. BAJAJ Ken S. Bajaj Chairman, Chief Executive Officer and President

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE